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                                                                    Exhibit 99.1

CONTACT:

John Tietjen                                Kimberly Storin/Dean Mastrojohn
Chief Financial Officer                     Investor Relations/Media
Sterling Bancorp                            The MWW Group
john.tietjen@sterlingbancorp.com            kstorin@mww.com/dmastrojohn@mww.com
--------------------------------            --------------- -------------------
212.757.8035                                212.827.3752/201.964.2412

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        Sterling Bancorp Increases Effective Annual Cash Dividend By 25%

                 Board of Directors Approves 5-for-4 Stock Split

NEW YORK, N.Y., August 21, 2003 -- Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today announced that its Board of Directors approved a five-for-four stock split along with a cash dividend of $0.19 per post-split common share. The Company has been distributing cash dividends without interruption for over 57 years, and this is the 12th cash dividend increase in the past ten years.

"Given the current economic environment and recent changes in tax laws, dividends have become a more efficient way for us to transfer value to our shareholders," commented Louis J. Cappelli, Chairman and Chief Executive Officer. "This stock split and effective dividend rate increase reflects Sterling's strong balance sheet, solid competitive position, and strategic initiatives for future growth. Our decades-long track record of dividend payments and consistent dividend growth is a testament to Sterling's ongoing commitment to its shareholders."

The five-for-four stock split will be achieved through a 25% stock dividend in which Sterling's shareholders will receive one additional common share for each four common shares currently held. The stock split will be distributed on September 10, 2003 to shareholders of record at the close of business on September 1, 2003. The cash dividend of $0.19 per common share is payable on September 30, 2003 to shareholders of record at close of business on September 19, 2003 (revised record date). These Board actions will increase the effective annual cash dividend by 25%. The decision reflects Sterling's solid earnings growth and the Company's continued strong financial performance. Based on the total number of outstanding common shares as of June 30, 2003, the stock split will increase the outstanding shares of common stock to approximately 15 million shares, the most in Sterling Bancorp's history.



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                                                                    EXHIBIT 99.1



"Over recent quarters, Sterling has reported consistently strong performance ratios and the actions taken today reflect management's confidence in its continuing ability to grow our business. We also believe increasing the number of outstanding shares will serve to enhance the liquidity in the market for Sterling's shares," concluded Mr. Cappelli.

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.6 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business -- Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.